UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2018

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)              The Annual Meeting of Shareholders (the “Annual Meeting”) of Malvern Bancorp, Inc. (the “Company”) was held on February 22, 2018.

(b)              There were 6,572,684 shares of common stock of the Company eligible to be voted at the Annual Meeting and 5,411,147 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The proposals voted upon at the Annual Meeting, all of which were approved, and the vote for each proposal, were as follows:

1.	Election of directors:

	FOR	WITHHELD	BROKER NON-VOTES

Stephen P. Scartozzi	4,147,660	62,310	1,201,391
Howard Kent	4,119,140	90,830	1,201,391
Cynthia Felzer Leitzell	4,118,740	91,230	1,201,391
Anthony C. Weagley	4,118,443	91,527	1,201,391
Norman Feinstein	4,117,366	92,604	1,201,391
Andrew Fish	4,099,432	110,538	1,201,391
Julia D. Corelli	4,097,449	112,521	1,201,391
Therese Woodman	4,080,027	129,943	1,201,391

2.	To adopt a non-binding resolution to approve the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

4,079,840	116,800	13,330	1,201,391

3.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2018.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

5,083,438	321,034	6,889	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: February 23, 2018	By:	/s/Joseph Gangemi
Joseph D. Gangemi Senior Vice President and Chief Financial Officer

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